Exhibit 4.3

Execution Copy

AMENDMENT NO. 2 AND WAIVER

TO THE RESTRUCTURING AGREEMENT

AMENDMENT NO. 2 AND WAIVER dated as of July 31, 2002 to the RESTRUCTURING AGREEMENT dated as of June 27, 2001 (as heretofore modified, supplemented and amended and in effect on the date hereof, the "Restructuring Agreement") among SAVIA, S.A. de C.V., a Mexican limited liability company (sociedad anónima de capital variable) ("Savia"), INDUSTRIAL CAPITAL LLC, the CREDITORS party thereto and JPMORGAN CHASE BANK, as Administrative Agent and Collateral Agent.

WHEREAS, Savia and the Collateral Agent are parties to a Pledge and Security Agreement dated as of June 27, 2001 (as heretofore modified, supplemented and amended and in effect on the date hereof, the "Pledge and Security Agreement");

WHEREAS, Savia has requested that the Related Tax and Operating Expense Permitted Amount be increased by $12,456,000 to allow for the payment of approximately $1,600,000 of accrued and unpaid Related Tax and Operating Expense Amounts and the balance to provide for additional Related Tax and Operating Expense Amounts, as described in Exhibit A hereto;

WHEREAS, Savia has proposed to sell approximately 8,000,000 Savia Shares from its treasury account on the Bolsa Mexicana and to apply the proceeds from such transaction to make payments in respect of (i) accrued interest due and payable on July 31, 2002 pursuant to Section 2.05(d)(ii) in an amount approximately equal to $1,300,000 and (ii) certain accrued and unpaid Related Tax and Operating Expense Amounts in an amount approximately equal to the balance of $3,700,000;

WHEREAS, Savia has requested that its Subsidiary, Desarrollo Forestal (as defined below) be permitted to incur additional Debt in an aggregate principal amount not to exceed $8,000,000, and that, if Desarrollo Forestal elects to dispose of any or all of its assets or similar events occur, that the Creditors waive any Defaults that might otherwise occur as a result thereof; and

WHEREAS, Savia has requested, in connection with the restructuring of the capital structure of Seminis, to exchange Savia's interests in (i) the Seminis Class C Preferred Shares and (ii) the Additional Capital, for approximately 37,700,000 shares of Seminis Class A Common Stock (defined below) and a payment of $15,000,000 (such payment to be made prior to, simultaneously with, or subsequent to, the other exchange of interests), and to substitute as "Required Collateral" under the Pledge and Security Agreement such Seminis Class A Common Stock so received together with 49% of the issued and outstanding shares of Omega Class A Common Stock (defined below);

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, Savia and Industrial Capital are requesting the Creditors to execute and deliver this Amendment No. 2 and, accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Restructuring Agreement has the meaning assigned to such term in the Restructuring Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Restructuring Agreement shall, after this Amendment becomes effective, refer to the Restructuring Agreement as amended hereby.

Section 2. Increase of Related Tax and Operating Expense Permitted Amount. (a) The definition of "Related Tax and Operating Expense Permitted Amount" in Section 2.04(b)(i) of the Restructuring Agreement is amended in its entirety to read as follows:

"Related Tax and Operating Expense Permitted Amount" means, at any date, the sum of (A) $15,000,000 plus an aggregate amount (determined collectively for all such transactions) equal to the lesser of (x) 20% of the aggregate cash proceeds of all Payment Transactions after the date on which the Adjusted Outstanding Amount has been reduced to $80,000,000 or less and (y) $5,000,000, minus (B) the amount (if any) of any Related Tax and Operating Expense Permitted Amount reallocated to the Scheduled Additional Investment Permitted Amount in the manner described in clause (b)(iii) below, plus (C) the amount (if any) of any Scheduled Additional Investment Permitted Amount reallocated to the Related Tax and Operating Expense Permitted Amount in the manner described in clause (b)(iii) below, provided that the amount of this clause (C) shall in no event exceed the amount deducted pursuant to clause (B) above, plus (D) on and after the Interim Interest Payment Date, $12,456,000.

(b) The following term is added to Section 2.04(b)(i) immediately following the definition of "Related Tax and Operating Expense Permitted Amount":

"Interim Interest Payment Date" means the date on which the proceeds from the Savia Shares Transaction (or proceeds from any other transaction or source) shall have been applied to pay in full all amounts due and payable as of July 31, 2002 pursuant to Section 2.05(d)(ii).

(c) Section 1.01 is amended by adding the following definition in the appropriate alphabetical order:

"Interim Interest Payment Date" has the meaning set forth in Section 2.04(b)(i).

Section 3. Proceeds from the Savia Shares Transaction. (a) The definition of "Required Payment Amount" in Section 2.04(b)(i) of the Restructuring Agreement is amended by adding the following subsection immediately following subsection (F) thereof:

"(G) in the case of any Payment Transaction relating to the Savia Shares Transaction, deductions in respect of (x) amounts applied to satisfy all amounts due and payable as of July 31, 2002 pursuant to Section 2.05(d)(ii) and (y) Related Tax and Operating Expense Amounts, provided that the aggregate amount of all Related Tax and Operating Expense Amounts (after giving effect to such deductions) does not exceed the Related Tax and Operating Expense Permitted Amount at such time."

(b) Section 2.04(b)(i)(E) is amended by adding the parenthetical "(but including any Savia Shares Transaction)" at the end of the first clause thereof.

(c) Section 2.04(b)(i) is further amended by deleting the "and" at the end of subsection (E) and changing the "." at the end of subsection (F) to "; and".

(d) Section 1.01 is amended by adding the following definition in the appropriate alphabetical order:

"Savia Shares Transaction" means the sale by Savia of approximately 8,000,000 Savia Shares from its treasury account on the Bolsa Mexicana, to be effected during July and August 2002.

(e) Savia hereby represents and warrants that the Savia Shares Transaction will comply with the requirements of Section 5.07(b).

Section 4. Desarrollo Forestal Financing. (a) Section 5.09 of the Restructuring Agreement is amended by adding the following clause immediately after clause (v) thereof:

"(vi) Desarrollo Forestal Financing."

(b) Section 5.09 is further amended by deleting the "and" at the end of subsection (iv) and changing the "." at the end of subsection (v) to "; and".

(c) Section 1.01 is amended by adding the following definitions in the appropriate alphabetical order:

"Desarrollo Forestal" means Desarrollo Forestal S.A. de C.V.

"Desarrollo Forestal Financing" means financing to be provided to Desarrollo Forestal in an aggregate principal amount not to exceed $8,000,000, provided that the Debt in respect thereof (i) is not Guaranteed or otherwise supported by Savia or any other Subsidiary, (ii) does not subject any asset of Savia or any other Subsidiary directly or indirectly, contingently or otherwise, to the satisfaction of such Debt or any obligation related thereto and (iii) is otherwise non-recourse to Savia and any other Subsidiary.

Section 5. Waiver with respect to Other Desarrollo Forestal Transactions. The Creditors hereby waive the provisions of Sections 5.03, 5.04 and 5.07 of the Restructuring Agreement and any Default or Event of Default that might otherwise be caused thereby, to the extent (and solely to the extent) that such provisions would otherwise restrict Desarrollo Forestal from disposing of any or all of its assets, including through a distribution to its existing shareholders through liquidation, winding-up or similar proceeding (a "Liquidation Proceeding"), and any termination of its business and corporate existence in connection therewith, and agree that Desarrollo Forestal shall be treated as an "Insignificant Subsidiary" for purposes of clauses (g) and (h) of Section 6.01 of the Restructuring Agreement, provided in each case that if Desarrollo Forestal disposes of any assets otherwise than through a Liquidation Proceeding, it shall receive fair value for the assets so disposed of and pay the Required Payment Amount (solely in this case, determined net of all liabilities of Desarrollo Forestal required to be paid after such disposition or in connection with such Liquidation Proceeding) of which promptly upon the receipt thereof in accordance with Section 2.04 of the Restructuring Agreement.

Section 6. Exchange of Seminis Class C Preferred Shares for Seminis Class A Common Stock and Omega Class A Common Stock. (a) Savia hereby agrees to use its best efforts to effect the Exchange on or before August 30, 2002.

(b) Savia hereby represents and warrants that the terms of the Exchange (including without limitation the amount of shares of Seminis Class A Common Stock to be issued in favor of Savia) are consistent with the fairness opinion prepared and delivered by UBS Warburg in connection with the Exchange.

(c) Within 30 days of the date hereof, Savia shall enter into such collateral arrangements and agreements as requested by the Collateral Agent in order to assign, grant and pledge to the Collateral Agent for the benefit of the Creditors a first priority security interest in and to all of its rights, title and interest in the Specified Omega Equity.

(d) The definition of "Required Collateral" is hereby amended by adding the following proviso to the end thereof:

; provided that (i) from and after the Exchange Date, "Required Collateral" shall mean the Specified Seminis Equity, subject to the clause (ii) of this proviso and (ii) from and after the Omega Pledge Date, "Required Collateral" shall include, without limitation of anything else herein, the Specified Omega Equity.

(e) Section 1.01 is amended by adding the following terms in the appropriate alphabetical order:

"Exchange Date" means the effective date of the agreement by which Savia effects the exchange of its interest in (i) the Seminis Class C Preferred Shares and (ii) the Additional Capital, for Seminis Class A Common Stock (in an amount disclosed to the Creditors prior to such date).

"Omega Class A Common Stock" means the Class A Common Stock, par value $0.01 per share, of Omega plus any interest or dividends accrued thereon.

"Omega Pledge Date" means the date on which the collateral arrangements and agreements relating to the pledge of the Specified Omega Equity become effective.

"Seminis Class A Common Stock" means the Class A Common Stock, par value $0.01 per share, of Seminis plus any interest or dividends accrued thereon.

"Specified Omega Equity" means shares of Omega Class A Common Stock comprising 49% of all issued and outstanding shares of Omega Class A Common Stock.

(f) The definition of "Collateral Documents" is amended by adding the parenthetical "(including without limitation any security agreement or instrument relating to the Specified Omega Equity)" at the end thereof.

(g) On and after the Exchange Date, the definition of "Specified Seminis Equity" in Section 1.01 of the Restructuring Agreement shall be amended to read in full as follows:

"Specified Seminis Equity" means approximately 37,700,000 shares of Seminis Class A Common Stock owned by Savia, and any and all shares of capital stock and other equity interests issued in respect thereof (including without limitation as a distribution) or exchange therefor (including without limitation through stock splits or recapitalizations).

(h) On and after the Exchange Date, Section 1.01 shall be amended by deleting the definitions of "Seminis Common Stock" and "Specified Seminis Equity Amount."

(i) For purposes of this Amendment, the following term has the following meaning:

"Exchange" means the exchange by Savia of its interest in (i) the Seminis Class C Preferred Shares and (ii) the Additional Capital, for the Specified Seminis Equity.

(j) On and after the Exchange Date, Section 4.12 shall be amended by deleting the last sentence thereof.

(k) On and after the Exchange Date, Section 5.08(b) shall be amended in its entirety to read as follows:

(b) Without limitation of the foregoing, neither Savia nor any of its Subsidiaries will create, assume or suffer to exist any Lien on any Collateral or any assets or property that could be included as Collateral on or after the Collateral Effective Date, other than the Liens created under the Collateral Documents and Permitted Liens.

(l) On and after the Exchange Date, Section 8.02 shall be amended in its entirety to read as follows:

Section 8.02. Pledge of Required Collateral. On the Collateral Effective Date and at all times thereafter, Savia will cause the Required Collateral to be subjected to a perfected, first priority Lien created by the Collateral Documents for the benefit of the Creditors and the Agents.

(m) The Creditors hereby waive any Default or Event of Default that may arise under Sections 5.07, 5.10 and 5.13 solely as a result of the consummation of the Exchange.

Section 7. Authorization for Amendment to Pledge and Security Agreement. Each of the Creditors hereby approves the form of Amendment No.1 to the Pledge and Security Agreement, substantially in the form attached hereto as Exhibit B, and authorizes the Collateral Agent to enter into Amendment No.1 to the Pledge and Security Agreement and to take all necessary actions related thereto.

Section 8. Representations of Savia. Savia represents and warrants that (i) each of the representations and warranties of Savia set forth in Article 4 of the Restructuring Agreement is true and correct on and as of the Amendment Effective Date and (ii) no Default shall have occurred and be continuing on such date.

Section 9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 10. Continuing Force and Effect and Limits of Waiver; Counterparts; Effectiveness. Except as expressly waived or amended pursuant to this Amendment, all of the provisions of the Financing Documents shall remain in full force and effect (including, in the case of the Restructuring Agreement and the Pledge and Security Agreement, as amended hereby or pursuant hereto) without waiver or modification. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective on the date (the "Amendment Effective Date") on which the Administrative Agent shall have received from each of Savia, Industrial Capital and the Required Creditors a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.

 SAVIA, S.A. de C.V.
By: _______________________________
Name:
Title:

By: _______________________________
Name:
Title:

INDUSTRIAL CAPITAL, LLC
By: _______________________________
Name:
Title:

By: _______________________________
Name:
Title:

CREDITORS:

JPMORGAN CHASE BANK
By: _______________________________
Name:
Title:

BANK OF AMERICA, N.A.
By: _______________________________
Name:
Title:

PULSAR INTERNACIONAL, S.A. DE C.V.
By: _______________________________
Name:
Title:

CONJUNTO ADMINISTRATIVO INTEGRAL,S.A. DE C.V.
By: _______________________________
Name:
Title:

BBVA BANCOMER, S.A.
By: _______________________________
Name:
Title:

BANCO BILBAO VIZCAYA ARGENTARIA,S.A.
By: _______________________________
Name:
Title:

BANCO NACIONAL DE MEXICO, S.A.
By: _______________________________
Name:
Title:

BANCO LATINOAMERICANO DE EXPORTACIONES, S.A.
By: _______________________________
Name:
Title:

By: _______________________________
Name:
Title:

EUROAMERICAN CAPITAL CORPORATION LTD
By: _______________________________
Name:
Title:

AGENTS: JPMORGAN CHASE BANK, as Administrative Agent By: _______________________________ Name: Title: JPMORGAN CHASE BANK, as Collateral Agent By: _______________________________ Name: Title: